ML Variable Series Funds, Inc.
Series Number: 1
File Number: 811-3290
CIK Number: 355916
Reserve Assets Fund
For the Period Ending: 12/31/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended December 31, 2002.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/11/2002	$278	Nordea North America	1.82%	03/18/2002
08/14/2002	250	Clipper Receivables Corp.	1.78	08/21/2002